NEEDHAM Aggressive Growth Fund
Rule 10F-3


Issuer
Salary.com, Inc.

Type of Security
Common


IPO or Secondary
IPO


SEC Registered
Yes


Total Offering
5,700,000


Date of Purchase
2/15/07


Number of Shares Purchased
1598


Date of Public Offer
2/15/07


Fund Price Paid
$10.50


Public Offering Price
$10.50


Firm Commitment Underwriting?
Yes


Underwriting gross spread as % of proceeds
0.87%


Consistent with average industry % of gross spread?
Yes


Company operational for 3 years?
Yes


Less than 3% of fund assets used for purchase?
Yes


Funds purchase represents less than 25% of the offering?
Yes


Name of underwriter(s) purchased from
Thomas Weisel


Needham & Company, LLC Mgr or Co-Mgr?
Yes

Issuer
Cavium Networks, Inc.


Type of Security
Common


IPO or Secondary
IPO


SEC Registered
Yes


Total Offering
7,762,500


Date of Purchase
5/1/07


Number of Shares Purchased
138


Date of Public Offer
5/1/07


Fund Price Paid
$13.50


Public Offering Price
$13.50


Firm Commitment Underwriting?
Yes


Underwriting gross spread as % of proceeds
7.00%


Consistent with average industry % of gross spread?
Yes


Company operational for 3 years?
Yes


Less than 3% of fund assets used for purchase?
Yes


Funds purchase represents less than 25% of the offering?
Yes


Name of underwriter(s) purchased from
Morgan Stanley


Needham & Company, LLC Mgr or Co-Mgr?
Yes